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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Registration Statement on Form N-3 (the "Registration Statement") of (1) our reports dated February 5, 2001 relating to the financial statements of Separate Account Nos. 4, 191 and 200 of The Equitable Life Assurance Society of the United States and; (2) our reports dated February 16, 2001 relating to the financial statements of Separate Accounts Nos. 8 and 30 of The Equitable Life Assurance Society of the United States; and (3) our report dated February 5, 2001 relating to the consolidated financial statements of The Equitable Life Assurance Society of the United States. We also consent to the use in the Prospectus Supplement constituting part of this Registration Statement of our report dated February 5, 2001 relating to the financial statements of Separate Account No. 4 of The Equitable Life Assurance Society of the United States. We also consent to the references to us under the headings "Condensed financial information" and "About our Independent accountants" in the Prospectus.


/s/ PricewaterhouseCoopers LLP
New York, New York
April 26, 2001